THESE SECURITIES HAVE NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

SECURITIES PURCHASE AGREEMENT (“Agreement”) dated as of  August  28, between Terra Nostra Resources Corp., a Nevada corporation (the “Company”), and each person or entity listed as a Purchaser on Schedule I attached to this Agreement (collectively and individually, the “Purchaser”).  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Note.

W I T N E S S E T H:

WHEREAS, the Company desires to sell and issue to the Purchasers, and the Purchasers wish to purchase from the Company, the 10% Convertible Promissory Note in the principal amount of up to Twelve Million Five Hundred Thousand United States dollars (“Dollars”) ($12,500,000) substantially in the form attached hereto as Exhibit A (each a “Note” and collectively, the “Notes”) and warrants (the “Warrants”; together with the Notes, the “Securities”) to purchase shares (“Common Shares”) of the Company’s common stock par value $.001 (the “Common Stock”), on the terms and conditions set forth herein;

WHEREAS, pursuant to the terms of the Note, the Purchasers will have registration rights with respect to the Common Shares issuable upon conversion of the Notes, and exercise of the Warrants pursuant to the terms of that certain Registration Rights Agreement to be entered into between the Company and the Purchasers substantially in the form of Exhibit B hereto (“Registration Rights Agreement” and, together with the Agreement, the Note, the Warrant, the Pledge Agreement between the Company and Wollmuth Maher Deutsch LLP (“WMD”) as collateral agent for the Purchasers and the Placement Agency Agreement (the “PAA”) between the Company and Axiom Capital Management, Inc, (“Axiom”) (the “Transaction Documents”))

NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Purchase and Sale of Note

Section 1.1

Issuance of Note.  Upon the following terms and conditions, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Notes.

Section 1.2

Purchase Price.  The purchase price for the Notes to be acquired by the Purchasers shall be not more than Twelve Million Five Hundred Thousand Dollars ($12,500,000) (the “Purchase Price”).  The parties hereto agree that for U.S. federal income tax purposes, the issue price of the Notes shall be not less than 99.75% of the Purchase Price.

Section 1.3

The Closing.  Subject to the fulfillment or waiver of the conditions set forth in Article V hereof, the initial purchase and sale of the Notes shall take place at a closing (the “Initial Closing”), on or about the date hereof or such other date as the Purchaser and the Company may agree upon (the “Initial Closing Date”); provided that the Initial Closing Date shall be no later than September 1, 2007. Following the Initial Closing, there may be multiple closings (together with the Initial Closing, each, a “Closing”) hereunder on such other date or dates as the Purchaser and the Company may agree (together with the Initial Closing Date, each, a “Closing Date”);  provided that the final Closing Date shall be no later than October 1, 2007.  On the Closing Date, the Company shall deliver to the Purchasers the Securities purchased hereunder, registered in the name of each Purchaser or its nominee.  On or prior to the Closing Date the Purchasers shall deliver the Purchase Price (the “Escrowed Funds”) by certified check made payable to the order of “HSBC Bank USA, National Association, as Escrow Agent for Terra Nostra” or by wire transfer of immediately available funds:

Wire transfers to the Escrow Agent shall be made as follows:

HSBC Bank USA, National Association

ABA# 021-001-088

Account#  002600161 Corp Trust

Re: Axiom- Terra Nostra Escrow Account # 10-880366

Attention: Corporate Trust and Loan Agency

In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.  The Securities will be fully owned and paid for by the Purchaser as of the Closing Date.  The account with HSBC Bank USA, National Association shall be referred to herein as the “Escrow Account”.

Section 1.4

  Warrant.  In addition to the Note, at the Closing, the Company will execute and deliver to each Purchaser a Warrant, substantially in the form attached hereto as Exhibit D, to purchase a number of shares of Common Stock equal to eighty percent (80%) of the number of Common Shares into which the Notes are convertible on the Closing Date.  Such warrants shall have a five (5) year term and an exercise price equal to $1.75 per share (the “Exercise Price”).   The shares of Common Stock that are issuable pursuant to the Warrant are hereafter referred to as the “Warrant Shares”. As used herein, “Trading Day” shall mean a day on which there is trading on the NASDAQ National Market System or such other market or exchange on which the Common Stock is then principally traded.

ARTICLE II

Representations and Warranties

Section 2.1

Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties to the Purchasers as of the date hereof and the Closing Date:

(a)

Organization and Qualification; Material Adverse Effect.  The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Nevada and has the requisite corporate power to own its properties and to carry on its business as now being conducted.  The Company does not have any subsidiaries other than the subsidiaries listed on Schedule 2.1(a) attached hereto (“Subsidiaries”).  Except where specifically indicated to the contrary, all references in this Agreement to subsidiaries shall be deemed to refer to all direct and indirect subsidiaries of the Company.  Each Subsidiary has been duly incorporated and is in good standing under the laws of its jurisdiction of incorporation.  The Company and each Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect.  “Material Adverse Effect” means any adverse effect on the business, operations, properties, prospects or financial condition of the Company and its subsidiaries, and which is (either alone or together with all other adverse effects) material to the Company and its Subsidiaries, if any, taken as a whole, and any material adverse effect on the transactions contemplated under the Transaction Documents.

(b)

Authorization; Enforcement.  (i)  The Company has all requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Notes and Warrants in accordance with the terms hereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including the issuance of the Notes and Warrants, have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors (or any committee or subcommittee thereof) or stockholders is required, (iii) the Transaction Documents have been duly executed and delivered by the Company, (iv) the Transaction Documents constitute valid and binding obligations of the Company enforceable against the Company, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application, and (B) to the extent the indemnification provisions contained in this Agreement and the Registration Rights Agreement may be limited by applicable federal or state securities laws and (v) the Notes and the Warrants, and the Common Shares and Warrant Shares issuable upon the conversion and/or exercise thereof, have been duly authorized and, upon issuance thereof and payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances.

Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, of which as of the date hereof, 56,885,332 shares are issued and outstanding and 30,210,000 shares are issuable and reserved for issuance pursuant to the Company’s stock option plans and certain outstanding contracts, or securities exercisable or exchangeable for, or convertible into, shares of Common Stock.  All of such outstanding shares have been, or upon issuance will be, validly issued, fully paid and nonassessable.  As of the date hereof, except as disclosed in Schedule 2.1(c), (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act of 1933, as amended (“Securities Act” or “1933 Act”) (except the Registration Rights Agreement), (v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, and (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance or exercise of the Notes or Warrants as described in this Agreement.  The Company has furnished to the Purchasers true and correct copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities convertible or exchangeable into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.  Schedule 2.1(c) also lists all outstanding debt of the Company with sufficient detail acceptable to Purchaser.

(c)

Issuance and Ownership of Securities.  Upon issuance in accordance with this Agreement and the terms of the Notes and the Warrants, the Notes, the Common Shares and the Warrant Shares and the common shares underlying the Warrants issued to Axiom as placement agent, will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.   The Company owns all outstanding shares of the Subsidiaries, free and clear of any liens and other encumbrances except as set forth in Schedule 2.1(d), and there are no outstanding options, warrants or other rights to purchase equity of any Subsidiary other than as set forth on Schedule 2.1(d).  The Company owns at least 51% of the outstanding shares of each of Shandong Terra-Nostra Jinpeng Metallurgical Co. Ltd. (the “Copper JV”) and Shandong Quanxin Stainless Steel Co. Ltd. (the “Stainless Steel JV”, collectively, the “China Subsidiaries”) and there are no plans, agreements, contracts or other documents or arrangements existing or currently contemplated which could result in the Company’s ownership falling below 51% and such China Subsidiaries own all assets necessary for the operation of their respective businesses as currently conducted or as the Company expects such businesses to be conducted in the future.

No Conflicts.  Except as disclosed in Schedule 2.1(e), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby and issuance of the Notes and Warrants, and the Common Shares and Warrant Shares underlying any of the foregoing will not (i) result in a violation of the Certificate of Incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock of the Company or the By-laws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) to the Company’s knowledge result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and the rules and regulations of the OTC Bulletin Board (“Principal Market”) or other principal securities exchange or trading market on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clause (ii), such conflicts that would not have a Material Adverse Effect.

(d)

SEC Documents.  Since the filing of its Annual Report on Form 10-KSB for the fiscal year ended May 31, 2006, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  To the Company’s knowledge, as of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents; provided, however, that the Company is as of the date of this Agreement responding to SEC comments relating to the disclosure in the Company’s Annual Report on Form 10-KSB for the fiscal year ended May 31, 2006 and amendments thereto and its Quarterly Report on Form 10-QSB for the quarter ended February 28, 2007, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)

Absence of Litigation.  There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors in their capacities as such, (i) except as set forth in SEC Documents which were filed at least 10 days before the date hereof and (ii) except as set forth in Schedule 2.1(g).

(f)

No Integrated Offering.

Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to the Purchaser to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market or other Approved Market, nor will the Company or any of its Subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

(g)

 Employee Relations.  Neither the Company nor any of its Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened, the effect of which would be reasonably likely to result in a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement.

(h)

Intellectual Property Rights.  The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted.  The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on Schedule 2.1(j), there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its Subsidiaries regarding trademarks, trade name rights, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement.

(i)

 Compliance with Law.  The business of the Company and its Subsidiaries has been and is presently being conducted so as to comply with all applicable material federal, state and local governmental laws, rules, regulations and ordinances.

(j)

Environmental Laws.  The Company and its Subsidiaries (i) are to the Company’s knowledge in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where such noncompliance or failure to receive permits, licenses or approvals referred to in clauses (i), (ii) or (iii) above could have, individually or in the aggregate, a Material Adverse Effect.

(k)

Disclosure. No representation or warranty by the Company in this Agreement, nor in any certificate, schedule, document, exhibit or other instrument delivered or to be delivered pursuant to this Agreement or otherwise in connection with the transactions contemplated by the Transaction Documents, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading or necessary to in order fully and fairly to provide the information required to be provided in any such certificate, schedule, document, exhibit or other instrument.  To the knowledge of the Company and its Subsidiary at the time of the execution of this Agreement, there is no information concerning the Company and its Subsidiaries or their respective businesses which has not heretofore been disclosed to the Purchasers (or disclosed in the Company's filings made with the SEC under the 1934 Act) that would have a Material Adverse Effect.

(l)

Title.  The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 2.1(n) or such as do not materially and adversely affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries.  Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(m)

Insurance.  The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.

(n)

 Permits.  The Company and each of the Company’s Subsidiaries owns, holds, possesses, or lawfully uses in its business all material approvals, authorizations, certifications, franchises, licenses, permits, and similar authorities (“Permits”) that are necessary for the conduct of their business as currently conducted or the ownership and use of their assets or properties, in compliance with all Laws.  All of such material Permits are listed on Schedule 2.1(p), and true, complete and correct copies of each Permit listed on Schedule 2.1(p) have been provided to the Purchasers.  Neither the Company nor any of the Company’s Subsidiaries is in default under, or has received any notice of any claim of default in respect of, any such Permits.  To the Company’s knowledge, after due inquiry, all such Permits are renewable by their respective terms in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees.

(o)

Foreign Corrupt Practices Act.  To the Company’s knowledge, neither the Company, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of acting for, or on behalf of, the Company, directly or indirectly used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; directly or indirectly made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar treaties of the United States; or directly or indirectly made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government or party official or employee.

(p)

Tax Status.  The Company and each of its Subsidiaries has made or filed all United States federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and all such returns, reports and declarations are true, correct and accurate in all material respects.  The Company has paid all taxes and other governmental assessments and charges, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, for which adequate reserves have been established, in accordance with generally accepted accounting principles (“GAAP”).

(q)

Issuance of Common Shares and/or Warrant Shares.  The Common Shares and Warrant Shares are duly authorized and reserved for issuance and, upon conversion of the Notes and/or exercise of the Warrants, as applicable, in accordance with the terms thereof, such Common Shares and/or Warrant Shares will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances, and entitled to be traded on the Principal Market or the New York Stock Exchange, or the American Stock Exchange (collectively with the Principal Market, the “Approved Markets”), and the holders of such Common Shares and/or Warrant Shares shall be entitled to all rights and preferences accorded to a holder of Common Stock.  As of the date of this Agreement, the outstanding shares of Common Stock are currently listed on the Principal Market.

(r)

Absence of Undisclosed Liabilities.  The Company and its Subsidiaries have no obligations or liabilities of any nature (matured, fixed or contingent) other than (i) those adequately provided for in the Company’s financial statements referenced in Section 2.1(x) and (ii) those obligations incurred in the ordinary course of business in amounts consistent with prior periods which have not had and will not have a Material Adverse Effect on the Company.

(s)

Financial Statements.  Except as set forth in Schedule 2.1(u), the financial statements of the Company included in the Forms 10-KSB and the Forms 10-QSB of the Company have been prepared from the books and records of the Company, in accordance with GAAP, and fairly present in all material respects the financial condition of the Company, as at their respective dates, and the results of its operations and cash flows for the periods covered thereby.

(t)

Employee Benefit Plans; ERISA.

(i)

Schedule 2.1(v) sets forth a true, correct and complete list of all employee benefit plans, programs, policies and arrangements, whether written or unwritten (the “Company Plans”), that the Company, any Subsidiary or any other corporation or business which is now or at the relevant time was a member of a controlled group of companies or trades or businesses including the Company or any Subsidiary, within the meaning of section 414 of the Internal Revenue Code of 1986, as amended (the “Code”), maintain or have maintained on behalf of current or former members, partners, principals, directors, officers, managers, employees, consultants or other personnel.

(ii)

There has been no prohibited transaction within the meaning of Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code, with respect to any of the Company Plans; (ii) none of the Company Plans is or was subject to Section 412 of the Code or Section 302 or Title IV of ERISA; and (iv) each of the Company Plans has been operated and administered in all material respects in accordance with all applicable laws, including ERISA.  There are no actions, suits or claims pending or threatened (other than routine claims for benefits), whether by participants, the Internal Revenue Service, the Department of Labor or otherwise, with respect to any Company

Plan and no facts exist under which any such actions, suits or claims are likely to be brought or under which the Company or any Subsidiary could incur any liability with respect to a Company Plan other than in the ordinary course.  None of the Company Plans is or was a multiemployer plan within the meaning of Section 3(37) of ERISA.

(iii)

Neither the Company nor any Subsidiary has announced, proposed or agreed to any change in benefits under any Company Plan or the establishment of any new Company Plan.  There have been no changes in the operation or interpretation of any Company Plan since the most recent annual report, which would have any material effect on the cost of operating, maintaining or providing benefits under such Company Plan.

(iv)

Neither the Company nor any Subsidiary has incurred any liability for the misclassification of employees as leased employees or independent contractors.

(v)

Except as provided for in this Agreement and in the Transaction Documents, the consummation of the transactions contemplated by this Agreement, either alone or in combination with another event, will not (i) result in any individual becoming entitled to any increase in the amount of compensation or benefits or any additional payment from the Company or any Subsidiary (including, without limitation, severance, golden parachute or bonus payments or otherwise), or (ii) accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any individual.

(u)

Restrictions on Business Activities.  There is no judgment, order, decree, writ or injunction binding upon the Company or any Subsidiary or, to the knowledge of the Company or any Subsidiary, threatened that has or could prohibit or impair the conduct of their respective businesses as currently conducted or any business practice of the Company or any Subsidiary, including the acquisition of property, the provision of services, the hiring of employees or the solicitation of clients, in each case either individually or in the aggregate.

(v)

Contracts.  Schedule 2.1(x) sets forth all oral or written contracts, agreements, indentures, notes, bonds, loans, instruments, leases, commitments, or other arrangements or commitments (collectively, “Contracts”) to which the Company is a party or by which it is bound with a value in excess of $75,000 or  to which any of the Company’s Subsidiaries is a party or by which it is bound with a value in excess of $500,000, in each case, of any of the following types (collectively, the “Material Contracts”):  (i) Contracts with any current or former officer or director of the Company or any of the Company’s Subsidiaries or any other employment, non-competition, severance, consulting, or similar agreement; (ii) Contracts with any labor union or association representing any employee of the Company or any of the Company’s Subsidiaries; (iii) Contracts for the sale of any of the assets of the Company or any of the Company’s Subsidiaries other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase any of their assets; (iv) joint venture agreements; (v) Contracts containing covenants of the Company or any of the Company’s Subsidiaries not to compete in any line of business or with any person in any geographical area; (vi) Contracts relating to the acquisition by the Company or any of the Company’s Subsidiaries of any operating business or the capital stock of any other Person; (vii) Contracts relating to indebtedness; or (viii) Contracts granting any registration or similar right in respect of securities of the Company or any of the Company’s Subsidiaries.  There have been made available to the Purchasers true and complete copies of all of the Material Contracts and there are no other contracts material to the business of the Company or the Chinese Subsidiaries.  Except as set forth on Schedule 2.1(x), all of the Material Contracts and all other Contracts of the Company and the Company’s Subsidiaries are in full force and effect and are the legal, valid, and binding obligations of the Company and/or the Company’s Subsidiaries, enforceable against them in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).  Except as set forth on Schedule 2.1(x), neither the Company nor any of the Company’s Subsidiaries is in default in any material respect under any Material Contract or any other Contract of the Company and its Subsidiaries, nor, to the Company’s knowledge, after due inquiry, is any other party to any such Contract in default thereunder in any material respect.

(w)

Chinese Subsidiaries. To the Company’s knowledge based on that certain legal opinion provided by Jun He Law Offices as of the date hereof (the “Chinese Opinion”):  (i) Each of the Chinese Subsidiaries was duly formed as a Sino-Foreign equity joint venture company in the PRC and is validly existing under the Applicable Laws (as defined in the Chinese Opinion); (ii) each of the Chinese Subsidiaries has the required licenses to conduct the business it is currently conducting; (iii) the joint venture agreement of the Copper JV (the “Copper JV Agreement”) is legal valid and enforceable under the Applicable Laws (as defined in the Chinese Opinion) and pursuant to the Copper JV Agreement, the Company is holding 51% equity interest in the Copper JV; (iv) the joint venture agreement of the Stainless JV (the “Stainless JV Agreement”) is legal, valid and enforceable under the Applicable Laws (as defined in the Chinese Opinion) and pursuant to the Stainless JV Agreement, the Company is holding 51% equity interest in the Stainless JV; (v) in the case of the Stainless JV, the Company has fully satisfied its capital contribution obligations of US$13,560,000 and the Company has no other statutory obligations under the Applicable Laws (as defined in the Chinese Opinion) to contribute any additional capital to the Stainless JV; and (vi) in the case of the Copper JV, the Company has partially satisfied its capital contribution obligations in the amount of US$4,380,000 out of a total of US$27,234,000.  Under the Applicable Laws (as defined in the Chinese Opinion), the Company shall fully satisfy its capital contribution obligations before January of 2008 or the relevant People’s Republic of China government authority may require a reduction of the Company’s ownership percentage in the Copper JV equal to the capital actually contributed by the Company (which equates to 8.2022% as of the date of the Chinese Opinion).

(x)

Share Ownership of Sun Liu James Po.   To the Company’s knowledge, the 21,031,138 shares of Common Stock that have been pledged by the Pledgor named in the Pledge Agreement represent the entire share ownership of Mr. Sun Liu James Po in the Company and, to the Company’s knowledge, there are no other outstanding shares of Common Stock that are indirectly owned by Mr. Sun Liu James Po over which he has direct control.

Section 2.2

Representations and Warranties of the Purchaser.  The Purchaser hereby makes the following representations and warranties to the Company as of the date hereof and the Closing Date:

(a)

Accredited Investor Status; Sophisticated Purchaser.  The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the 1933 Act.  The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Note, the Warrant, the Common Shares and the Warrant Shares.  The Purchaser is not registered as a broker or dealer under Section 15(a) of the 1934 Act, affiliated with any broker or dealer registered under Section 15(a) of the 1934 Act, or a member of the National Association of Securities Dealers, Inc.

(b)

Information.  The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company which have been requested and materials relating to the offer and sale of the Note, the Warrant, the Common Shares and the Warrant Shares which have been requested by the Purchaser.  The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  In determining whether to enter into this Agreement and purchase the Securities, the Purchaser has relied solely on the written information supplied by Company employees in response to the written due diligence information request provided by Purchaser to the Company, and the Purchaser has not received nor relied upon any oral representation or warranty relating to the Company, this Agreement, the Securities, or any of the transactions or relationships contemplated thereby.  The Purchaser understands that its purchase of the Securities and Common Shares, and if applicable, the Warrant Shares involves a high degree of risk.  The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Note and Common Shares, and if applicable, the Warrant Shares.

(c)

No Governmental Review.  The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Note, the Warrant, the Common Shares and Warrant Shares or the fairness or suitability of the investment in the Note, the Warrant, the Common Shares and Warrant Shares nor have such authorities passed upon or endorsed the merits thereof.

(d)

Legends. The Company shall issue the Note, and certificates for the Common Shares, and if applicable, the Warrant Shares, to the Purchaser without any legend except as described in Article VI below.  The Purchaser covenants that, in connection with any transfer of Common Shares or Warrant Shares by the Purchaser pursuant to the registration statement contemplated by the Registration Rights Agreement, it will comply with the applicable prospectus delivery requirements of the 1933 Act, provided that copies of a current prospectus relating to such effective registration statement are or have been supplied to the Purchaser.

(e)

Authorization; Enforcement.  Each of this Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of the Purchaser and is a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.  The Purchaser has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement and each other agreement entered into by the parties hereto in connection with the transactions contemplated by this Agreement.

(f)

No Conflicts.  The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the certificate of incorporation, by-laws or other documents of organization of the Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is bound, or (iii) result in a violation of any law, rule, regulation or decree applicable to the Purchaser.

(g)

Investment Representation.  The Purchaser is purchasing the Securities for its own account for investment and not with a view to distribution or sale  in violation of the 1933 Act or any state securities laws or rules and regulations promulgated thereunder.  The Purchaser has been advised and understands that neither the Note, the Warrant, nor the Common Shares or Warrant Shares issuable upon conversion or exercise thereof have been registered under the 1933 Act or under the “blue sky” laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the 1933 Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law.  The Purchaser has been advised and understands that the Company, in issuing the Note and the Warrant, is relying upon, among other things, the representations and warranties of the Purchaser contained in this Section 2.2 in concluding that such issuance is a “private offering” and is exempt from the registration provisions of the 1933 Act.

(h)

Rule 144.  The Purchaser understands that there is no public trading market for the Notes or Warrant, that none is expected to develop, and that the Notes and Warrant must be held indefinitely unless and until such Notes and the Warrant, or if applicable, the Common Shares or Warrant Shares received upon conversion or exercise thereof are registered under the 1933 Act or an exemption from registration is available.  The Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the 1933 Act.

(i)

Brokers.  Except with respect to the fees owed to Axiom under the PAA and Mirador Consulting, Inc. under a Finder’s Fee Agreement, the Purchaser has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company or the Purchaser relating to this Agreement or the transactions contemplated hereby.

(j)

Reliance by the Company.  The Purchaser understands that the Note and the Warrant are being offered and sold in reliance on a transactional exemption from the registration requirements of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Note and the Warrant, and the Common Shares and Warrant Shares issuable upon conversion or exercise thereof.

ARTICLE III

Covenants

Section 3.1

Registration and Listing; Effective Registration.  Until such time as the Note is no longer outstanding and the Warrant has expired the Company will cause the Common Stock to continue at all times to be registered under Sections 12(b) or (g) of the 1934 Act, will comply in all material respects with its reporting and filing obligations under the 1934 Act, and will not take any action or file any document (whether or not permitted by the 1934 Act or the rules thereunder) to terminate or suspend such reporting and filing obligations.  Until such time as the Notes and Warrant are no longer outstanding, the Company shall use its best efforts to continue the listing or trading of the Common Stock on the Principal Market or one of the other Approved Markets and shall comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Approved Market on which the Common Stock is listed.  The Company shall use its best efforts to cause the Common Shares and Warrant Shares to be listed on the Principal Market or one of the other Approved Markets no later than the effectiveness of the registration of the Common Shares and Warrant Shares under the 1934 Act, and shall use its best efforts to continue such listing(s) on one of the Approved Markets, for so long as the Note or Warrant are outstanding.

Section 3.2

Certificates on Conversion.  Upon any conversion by the Purchaser (or then holder of the Note) of the Note pursuant to the terms thereof, the Company shall issue and deliver to the Purchaser (or holder) within three (3) Trading Days of the conversion date certificates for the Securities into which the Note is convertible and, if applicable, a new Note or Notes for the aggregate principal amount which the Purchaser (or holder) has not yet elected to convert but which are evidenced in part by the Notes submitted to the Company in connection with such conversion (with the denominations of such new Note(s) designated by the Purchaser or holder).

Section 3.3

Replacement Notes.  The Note held by the Purchaser (or then holder) may be exchanged by the Purchaser (or such holder) at any time and from time to time for Note(s) with different denominations representing an equal aggregate principal amount of Note(s), as requested by the Purchaser (or such holder) upon surrendering the same.  No service charge will be made for such registration or transfer or exchange.

Section 3.4

Securities Compliance. The Company shall notify the SEC and the Principal Market, in accordance with their requirements, of the transactions contemplated by this

Agreement, the Note, the Warrant, and the Registration Rights Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Notes and Warrant hereunder and the Common Shares and Warrant Shares issuable upon conversion or exercise thereof.

Section 3.5

Notices.  The Company agrees to provide all holders of Notes with copies of all notices and information, including without limitation, notices and proxy statements in connection with any meetings that are provided to the holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such Common Stock holders.

Section 3.6

Reservation of Shares; Stock Issuable Upon Conversion.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Note and exercise of the Warrant, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Note, exercise of the Warrant and exercise of the Warrant issued to Axiom.

Section 3.7

Best Efforts.  The parties shall use their best efforts to satisfy timely each of the conditions described in Article V of this Agreement.

Section 3.8

Form D; Blue Sky Laws.  The Company agrees to file a Form D with respect to the Note, the Warrant, and Common Stock, in accordance with Regulation D and to provide a copy thereof to the Purchaser promptly after such filing.  The Company shall, on or before the Closing Date, take such action as the Company shall have reasonably determined is necessary to qualify the Note, the Warrant, the Common Shares and Warrant Shares for sale to the Purchaser under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchaser on or prior to the Closing Date; provided, however, that the Company shall not be required in connection therewith to register or qualify as a foreign corporation in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation, in each case, in any jurisdiction where it is not now so subject.

Section 3.9

Information.  The Company agrees to send to the Purchaser for so long as the Note or Warrant are outstanding copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

Section 3.10

Prohibition on Short Sales.  From and including the date of this Agreement and for so long as the Purchaser holds any outstanding Notes, the Purchaser agrees that it will neither sell the Company’s stock short nor direct, instruct or otherwise influence any of its affiliates, principals or advisors to sell the Company’s stock short.

Section 3.11

Material Changes.  On or before the Closing Date, the Company shall forthwith notify the Purchasers of any material change affecting any of its representations, warranties, undertakings and indemnity at any time prior to payment being made to the Company on the Closing Date.

Section 3.12

Prohibition on Certain Actions.   The Company shall not, between the date hereof and the Closing Date (both dates inclusive), take any action or decision which (had the Note already been issued) would result in an adjustment of the Conversion Price.

Section 3.13

Senior Status of Notes.   The obligations of the Company under the Notes shall rank senior to all other debt of the Company, whether now or hereinafter existing. Beginning on the date of this Agreement and for so long as any Notes remain outstanding, neither the Company nor any subsidiary of the Company shall, without the prior written consent of Purchasers holding a majority of the aggregate outstanding Principal Amount of the Notes, which consent shall not unreasonably withheld, incur or otherwise become liable with respect to any indebtedness that would rank senior or pari passu to the Notes in order of payment, other than (i) trade payables incurred in the ordinary course of business, (ii) debt incurred pursuant to the Offering described herein; (iii) debt incurred by the Copper JV and the Stainless Steel JV, not to exceed $30 million and $28 million, respectively (collectively, the "Working Capital Debt Baskets") at any one time outstanding, in asset back indebtedness incurred for the sole purpose of purchasing raw materials to expand production capacity specifically as a result of  valid and effective purchase orders received by such subsidiary and for which similar indebtedness has not previously been incurred; provided that for each $5 million of indebtedness incurred pursuant to this clause (iii) of Section 4(a), the Company shall as promptly as practicable, and in any event within five business days, provide to each Holder notice of such incurrence and documentary support verifying compliance with this clause (iii) of Section 4(a), including evidence of such valid and effective purchase orders; provided further that the Holders may reduce the amount of the Working Capital Debt Baskets at their discretion from time to time; and further, provided, however that the Holders may not reduce the amount of the Working Capital Debt Baskets lower than a debt level that has been properly incurred and that the Holders have been provided notice of (iv) indebtedness of up to $2,000,000 incurred by the Company for working capital purposes or (v) debt incurred in connection with a Qualified Financing.

Section 3.14

Use of Proceeds.  The Company shall use the net proceeds from the sale of the Securities hereunder substantially as set forth in Schedule 3.14 and not for the satisfaction of any portion of the Company’s debt or to redeem any Common Stock or Common Stock Equivalents.

Section 3.15

Common Stock Issuances. Except for the contemplated issuances of Common Stock set forth in Schedule 2.1(c), the Company shall not, during the period that any Note remains outstanding, issue additional shares of Common Stock or securities exercisable or convertible into Common Stock.

ARTICLE IV

Transfer Agent Instructions

The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of the Purchaser or its respective nominee(s), for the Common Shares or Warrant Shares in such amounts as specified from time to time by the Purchaser to the Company upon delivery of a conversion or exercise notice (the “Irrevocable Transfer Agent Instructions”).  The Company warrants that no instruction relating to the Common Shares or Warrant Shares other than the Irrevocable Transfer Agent Instructions referred to in this Article IV will be given by the Company to its transfer agent and that the Common Shares and Warrant Shares shall be freely transferable on the books and records of the Company as contemplated by Article VI below when the legend referred to therein may be removed.  Nothing in this Article IV shall affect in any way any Purchaser’s obligations and agreements set forth in Section 2.2(d) to comply with all applicable prospectus delivery requirements, if any, upon resale of the Common Shares or Warrant Shares.  The Company shall instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser and without any restrictive legends except as contemplated by Article VI.

ARTICLE V

Conditions to Closings

Section 5.1

Conditions Precedent to the Obligation of the Company to Sell.  The obligation hereunder of the Company to issue and/or sell the Securities to the Purchasers at the applicable Closing is subject to the satisfaction, at or before the applicable Closing, of each of the applicable conditions set forth below.  These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

(a)

Accuracy of the Purchasers’ Representations and Warranties.  The representations and warranties of each Purchaser will be true and correct in all material respects as of the date when made and as of the Closing Date, as though made at that time.

(b)

Performance by the Purchasers.  The Purchasers shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Purchasers at or prior to the Closing, including full payment of the Purchase Price to the Company as provided herein.

(c)

No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement, the Registration Rights Agreement, the Note, or the Warrant.

(d)

Minimum Closing and Maximum Offering.  The Escrow Account shall have a minimum of $5,000,000 in Escrowed Funds prior to the Initial Closing. The maximum aggregate offering amount for all Notes issued hereunder shall not exceed $12,500,000.

Section 5.2

Conditions Precedent to the Obligation of the Purchaser to Purchase.  The obligation hereunder of the Purchaser to acquire and pay for the Securities at the applicable Closing is subject to the satisfaction, at or before the applicable Closing, of each of the applicable conditions set forth below.  These conditions are for the Purchasers’ benefit and may be waived by the Purchasers at any time.

(a)

Accuracy of the Company's Representations and Warranties.  The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties as of an earlier date, which shall be true and correct in all material respects as of such date).

(b)

No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement, the Registration Rights Agreement, the Notes or the Warrant.  The Principal Market shall not have objected or indicated that it may object to the consummation of any of the transactions contemplated by this Agreement.

(c)

Legal Opinions.  At the Closing, the Purchasers shall have received an opinion of U.S. counsel to the Company substantially in the form attached hereto as Exhibit C-1 and an opinion of counsel to each Subsidiary issued by a law firm authorized to practice in the Shandong Province of China and in the from attached hereto as Exhibit C-2.

(d)

Registration Rights Agreement.  The Company and the Purchasers shall have executed and delivered the Registration Rights Agreement in the form and substance of Exhibit B attached hereto.

(e)

Officer's Certificates.  The Company shall have delivered to the Purchasers a certificate in form and substance satisfactory to the Purchasers and the Purchasers’ counsel, executed by an officer of the Company, certifying as to satisfaction of closing conditions, incumbency of signing officers, and the true, correct and complete nature of the Certificate of Incorporation, By-Laws, good standing and authorizing resolutions of the Company.

(f)

Pledge Agreement.  A security interest in certain shares of Common Stock of the Company owned by a significant management shareholder of the Company (and any proceeds thereof) shall have been perfected, pursuant to a pledge agreement in substantially the form attached hereto as Exhibit E.

(g)

Warrants.  The Company shall have executed and delivered the Warrants to the Purchasers in substantially the form attached hereto as Exhibit D.

(h)

No Material Adverse Change.  There shall not have occurred any event prior to the Closing which, singly or taken together with any other event, could reasonably be expected to have a Material Adverse Effect.

ARTICLE VI

Legend and Stock

Upon payment therefor as provided in this Agreement, the Company will issue the Note in the name each Purchaser or its designees and in such denominations to be specified by such Purchasers prior to (or from time to time subsequent to) Closing.  The Securities and any certificate representing Common Shares or Warrant Shares issued upon conversion or exercise thereof, prior to such Common Shares or Warrant Shares being registered under the 1933 Act for resale or available for resale under Rule 144 under the 1933 Act, shall be stamped or otherwise imprinted with a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

The Company agrees to reissue the Note, Common Shares and Warrant Shares issuable upon conversion or exercise of the foregoing, without the legend set forth above, at such time as (i) the holder thereof is permitted to dispose of such Notes, Common Shares and Warrant Shares issuable upon conversion or exercise of the foregoing pursuant to Rule 144(k) under the 1933 Act, or (ii) such securities are sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such shares publicly without registration under the 1933 Act, or (iii) such securities have been registered under the 1933 Act.

Prior to the Registration Statement (as defined in the Registration Rights Agreement) being declared effective, any Common Shares or Warrant Shares issued pursuant to conversion of the Note or exercise of the Warrant shall bear a legend in the same form as the legend indicated above; provided that such legend shall be removed from such shares and the Company shall issue new certificates without such legend if (i) the holder has sold or disposed of such shares pursuant to Rule 144(k) under the 1933 Act, or the holder is permitted to dispose of such shares pursuant to Rule 144(k) under the 1933 Act, (ii) such shares are registered for resale under the 1933 Act, or (iii) such shares are sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such shares publicly without registration under the 1933 Act.  Upon such Registration Statement becoming effective, the Company agrees to promptly issue new certificates representing such shares without such legend.  Any Common Shares or Warrant Shares issued after the Registration Statement has become effective shall be free and clear of any legends, transfer restrictions and stop orders.  Notwithstanding the removal of such legend, the Purchasers agree to sell the Common Shares and Warrant Shares represented by the new certificates in accordance with the applicable prospectus delivery requirements (if copies of a current prospectus are provided to such Purchasers by the Company) or in accordance with an exemption from the registration requirements of the 1933 Act.

Nothing herein shall limit the right of any holder to pledge these securities pursuant to a bona fide margin account or lending arrangement entered into in compliance with law, including applicable securities laws.

ARTICLE VII

Termination

Section 7.1

Termination by Mutual Consent.  This Agreement may be terminated at any time prior to the Closing by the mutual written consent of the Company and the Purchasers.

Section 7.2

Other Termination.  This Agreement may be terminated by action of the Board of Directors of the Company or by the Purchasers at any time if the Closing shall not have been consummated on the Closing Date; provided, however, that the party (or parties) prepared to close shall retain its (or their) right to sue for any breach by the other party (or parties).

ARTICLE VIII

Indemnification

Section 8.1

Company Indemnification.  In consideration of the Purchasers’ execution and delivery of the this Agreement and the Registration Rights Agreement and acquiring the Note hereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Purchasers and all of its partners, officers, directors, employees, members and direct or indirect investors and any of the foregoing person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Purchaser Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Purchaser Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Purchaser Indemnified Liabilities”), incurred by any Purchaser Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate or document contemplated hereby or thereby.  Notwithstanding the foregoing, Purchaser Indemnified Liabilities shall not include any liability of any Purchaser Indemnitee arising out of such Purchaser Indemnitee’s gross negligence or willful misconduct.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Purchaser Indemnified Liabilities which is permissible under applicable law.  Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Article VIII shall be the same as those set forth in Section 6 (other than Section 6(b)) of the Registration Rights Agreement, including, without limitation, those procedures with respect to the settlement of claims and Company’s right to assume the defense of claims.

Section 8.2

Purchaser Indemnification.  In consideration of the Company’s execution and delivery of this Agreement and the Registration Rights Agreement and issuing the Note hereunder and in addition to all of the Purchaser’s other obligations under the Transaction Documents, the Purchaser shall defend, protect, indemnify and hold harmless the Company and all of its partners, officers, directors, employees, members and direct and indirect investors and any of the foregoing person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Company Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorney’s fees and disbursements (the “Company Indemnified Liabilities”), incurred by any Company Indemnitee relating to violations of the 1933 Act, as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Purchaser in the Transaction Documents or any other certificate or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Purchaser contained in the Transaction Documents or any other certificate or document contemplated hereby or thereby.  Notwithstanding the foregoing, Company Indemnified Liabilities shall not include any liability of any Company Indemnitee arising out of such Company Indemnitee’s gross negligence or willful misconduct and the Purchaser shall only be required to make indemnification to the extent of the aggregate dollar amount of the Notes purchased by it. To the extent that the foregoing undertaking by the Purchaser may be unenforceable for any reason, the Purchaser shall make the maximum contribution to the payment and satisfaction of each of the Company Indemnified Liabilities which is permissible under applicable law.  Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Article VIII, Section 8.2 shall be the same as those set forth in Section 6 (other than Section 6(b)) of the Registration Rights Agreement, including, without limitation, those procedures with respect to the settlement of claims and Purchaser’s right to assume the defense of claims.

ARTICLE IX

Governing Law; Miscellaneous

Section 9.1

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be wholly performed within such state and without regard to conflicts of laws provisions.  Any legal action or proceeding arising out of or relating to this Agreement and/or the Transaction Documents may be instituted in the courts of the State of New York sitting in New York County or in the United States of America for the Southern District of New York, and the parties hereto irrevocably submit to the jurisdiction of each such court in any action or proceeding.  Subscriber hereby irrevocably waives and agrees not to assert, by way of motion, as a defense, or otherwise, in every suit, action or other proceeding arising out of or based on this Agreement and/or the Transaction Documents and brought in any such court, any claim that Subscriber is not subject personally to the jurisdiction of the above named courts, that Subscriber’s property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.

Section 9.2

Counterparts.  This Agreement may be executed by facsimile and in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.  Execution and delivery of this Agreement by facsimile transmission (including delivery of documents in Adobe PDF format) shall constitute execution and delivery of this Agreement for all purposes, with the same force and effect as execution and delivery of an original manually signed copy hereof.

Section 9.3

Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

Section 9.4

Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

Section 9.5

Costs and Expenses.  All reasonable out-of-pocket costs and expenses incurred by Axiom and the Purchasers with respect to this Agreement and the transactions contemplated by this Agreement shall be paid by the Company at the Closing.  The Company shall also be responsible for the payment of Axiom’s and the Purchasers’ reasonable post Closing expenses incurred in connection with the transactions contemplated by this Agreement.  Such post Closing expenses shall be paid promptly after Axiom issues a request in writing but in no event later than five (5) business days following such request.

Section 9.6

Entire Agreement; Amendments; Waivers.

(a)

This Agreement supersedes all other prior oral or written agreements between the Purchasers, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein (including the other Transaction Documents) contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchasers, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(b)

The Purchasers may at any time elect, by notice to the Company, to waive (whether permanently or temporarily, and subject to such conditions, if any, as the Purchasers may specify in such notice) any of Purchasers’ rights under any of the Transaction Documents to acquire shares of Common Stock from the Company, in which event such waiver shall be binding against the Purchasers in accordance with its terms; provided, however, that the voluntary waiver contemplated by this sentence may not reduce the Purchasers’ obligations to the Company under the Transaction Documents.

Section 9.7

Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing, must be delivered by (i) courier, mail or hand delivery or (ii) facsimile, and will be deemed to have been delivered upon receipt. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Terra Nostra Resources Corp.
55 South Lake Avenue
Suite 700
Pasadena, CA 91101

Attention: Donald Nicholson

Facsimile: (403) 272-3620

With a copy to:

Gersten Savage, LLP

600 Lexington Avenue, 9th Floor

New York, New York 10022

Telephone:  (212) 752-9700

Facsimile:   (212)  813-9768

Attention: Peter J. Gennuso, Esq.

If to the Purchasers, to the addresses listed on Schedule I hereto:

With a copy to:

Wollmuth Maher Deutsch LLP

500 Fifth Avenue, 12th Floor

New York, New York  10110

Telephone:  (212) 382-3300

Facsimile:   (212) 382-0050

Attention:  Rory M. Deutsch, Esq.

Each party shall provide five (5) days prior written notice to the other party of any change in address, telephone number or facsimile number.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

Section 9.8

Successors and Assigns.  Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any Permitted Assignee (as defined below).  The Purchaser may assign some or all of its rights hereunder to any assignee of the Note, the Common Shares, or Warrant Shares (in each case, a “Permitted Assignee”); provided, however, that any such assignment shall not release the Purchaser from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption.

Section 9.9

No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 9.10

Survival.  The representations, warranties, rights to indemnification and agreements of the Company and the Purchaser contained in the Agreement shall survive the delivery of the Notes.

Section 9.11

Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 9.12

No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 9.13

Remedies.  The Purchasers and each Permitted Assignee shall have all rights and remedies set forth in this Agreement, the Registration Rights Agreement, the Pledge Agreement and the Notes and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law.  Any person having any rights under any provision of any such Transaction Document shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision thereof and to exercise all other rights granted by law.  The Purchasers and each Permitted Assignee without prejudice may withdraw, revoke or suspend its pursuit of any remedy at any time prior to its complete recovery as a result of such remedy.

Section 9.14

Payment Set Aside.  To the extent that the Company makes a payment or payments to the Purchaser hereunder or under the Registration Rights Agreement or the Purchaser enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 9.15

Days.  Unless the context refers to “business days” or “Trading Days”, all references herein to “days” shall mean calendar days.

Section 9.16

Placement Agent.  Other than the engagement of Axiom by the Company, the Purchaser and the Company each acknowledges and warrants that it has not engaged any placement agent in connection with the sale of the Securities, and the Company and Purchasers shall indemnify and hold the other harmless against any liability, loss, or expense (including without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising from any breach of said warranty.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed as of the date and year first above written.

COMPANY:

PURCHASER(S):

TERRA NOSTRA RESOURCES CORP. By:_______________________________ Name: Title:	PURCHASER By:_______________________________ Name: Title:

EXHIBIT A

Form of Note

EXHIBIT B

Form of Registration Rights Agreement

EXHIBIT C

Form of Legal Opinion

EXHIBIT D

Warrant

EXHIBIT E

Pledge Agreement

SCHEDULE I

Purchaser	Jurisdiction of Organization	Principal Amount of Notes	Purchase Price